# Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EZ ENGLISH ONLINE INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF FEBRUARY, A.D. 2007, AT 2:26 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


SECRETARY'S OFFICE
DELAWARE

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3933774 8100

070119454

AUTHENTICATION: 5404794

DATE: 02-02-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:38 PM 02/02/2007
FILED 02:26 PM 02/02/2007
SRV 070119454 - 3933774 FILE

**STATE OF DELAWARE**
**CERTIFICATE OF AMENDMENT**
**OF CERTIFICATE OF INCORPORATION**

The corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware does herby certify:

**FIRST:** That at a meeting of the Board of Directors of **EZ English Online Inc.** resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

**RESOLVED**, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be read as follows:

"FOURTH: The total number of shares of stock, which this corporation is authorized to issue, is Six Hundred Million (600,000,000) shares of common stock with a par value of $0.0001."

**SECOND:** That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

**THIRD:** That said amendment was duly adopted in accordance with the Sections 242 of the General Corporation Law of the State of Delaware.

**IN WITNESS WHEREOF**, said corporation has caused this certificate to be signed this 22nd day of January 2007.

By: ______________________
Authorized Officer

Title: President

Name: Jacques Ninio

NY\1061531.1